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Exhibit 99.1

Investor Contact:
Scott Pomeroy
303-784-1057
 sapome2@qwest.com

[DEX MEDIA LOGO]

Media Contact:
Pat Nichols
303-784-1555
 pnichol@qwest.com

Dex Media East LLC Reports First Quarter Financial Results

Company Generates Strong Free Cash Flow; Pre-pays $25 Million of Debt

DENVER—May 12, 2003—Dex Media East LLC today reported results for its first quarter ended March 31, 2003. Dex Media East is the official, exclusive directory publisher for Qwest Communications, Inc., operating under the market brand QwestDex, for the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico (including El Paso, Texas), North Dakota and South Dakota.

        Dex Media East reported first quarter revenue of $153 million compared to $170 million in the same quarter last year. The first quarter revenue of $153 million has been reduced by a non-cash purchase accounting adjustment of $25 million. Excluding the impact of this adjustment, revenue would have been $178 million, a 4.4 percent increase over the same quarter last year, driven primarily by strong local sales.

        Cash provided by operating activities for the first quarter was $65 million compared to $66 million for the same quarter last year. Free cash flow* for the quarter was $62 million.

        "Our first quarter results demonstrate our continued success in executing our plan," said George Burnett, president and CEO of Dex Media East. "We remain focused on meeting customer needs and investing to build stand-alone capabilities to make us even more competitive in the marketplace. As a result, we continue to generate solid revenue growth and strong cash flow, which allowed us to reduce our debt by an additional $25 million in the first quarter."

Operating Results

        As a result of the acquisition of Dex Media East from Qwest Dex, Inc., results for 2003 are not comparable to 2002 due to purchase accounting adjustments, interest from acquisition debt and incremental stand-alone costs.

        The acquisition has been accounted for under the purchase method of accounting in accordance with GAAP (generally accepted accounting principles). Under this method, the pre-acquisition deferred revenue and related deferred costs associated with directories that were published prior to the acquisition date were not carried over to Dex Media East's balance sheet. The impact of this adjustment was to reduce first quarter revenue and cost of revenue by $25 million and $6 million, respectively.

        First quarter revenue was $153 million compared to $170 million in the same quarter last year. Operating expenses were $127 million in 2003 compared to $66 million in 2002. In addition, the Company reported operating income of $26 million for the first quarter as compared to $104 million for the same period last year. Operating expenses in 2003 included depreciation and amortization of $56 million compared to $3 million last year. Interest expense for the quarter was $48 million compared to $24 million in the same quarter last year. The income tax benefit in the first quarter was

$11 million compared to an income tax provision in 2002 of $32 million. The first quarter net loss was $16 million compared to net income of $48 million in the same quarter last year.

        As previously disclosed, the Company has anticipated an increase in general and administrative expense, partially as the result of operating on a stand-alone basis. In the first quarter, general and administrative expenses were $24 million compared to $10 million for the three months ended March 31, 2002. The increase is due to the reversal of reserves, which occurred only in 2002, and, in 2003, the absence of pension credits along with an increase in costs to create stand-alone capability in Information Technologies, Finance and Human Resources. Included in these incremental costs are salaries, wages and benefits of $7 million and professional services of $2 million. In addition, bad debt expense has increased by $2 million over the same period in 2002.

        The company also reported EBITDA* of $77 million for the first quarter compared to $107 million for the same period last year. For the first quarter, EBITDA, as adjusted to eliminate the effects of purchase accounting ("EBITDA, as adjusted")*, was $96 million. Included in the first quarter EBITDA, as adjusted, are non-operating, non-cash expenses related to derivative losses and financing fees for the closing of Dex Media West of $5 million. After considering these non-operating expenses, EBITDA, as adjusted, would have been $101 million.

*Non-GAAP financial measures

        In addition to disclosing financial results that are determined in accordance with GAAP, the Company also discloses EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDA, as adjusted, and free cash flow, which are non-GAAP measures. Management believes that providing this additional information to investors regarding the Company's ability to meet debt service, capital expenditures and working capital requirements enables investors to better assess and understand operating performance. The Company does not intend for the information to be considered in isolation or as a substitute for GAAP measures. Other companies may define the measures differently.

        The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is operating income. EBITDA and EBITDA, as adjusted, are reconciled to operating income as follows:

	For the Three Months Ended March 31,
	2003	2002
Operating income	$26	$104
Depreciation and amortization	56	3
Other expense—net	(5)	—

EBITDA	$77	$107
Effects of purchase accounting:
Revenue	25	—
Cost of revenue	(6)	—

EBITDA, as adjusted	$96	$107

        The most directly comparable GAAP measure to free cash flow is cash provided by operating activities. Free cash flow is reconciled to cash provided by operating activities as follows:

	For the Three Months Ended March 31,
	2003	2002
Cash provided by operating activities	$65	$66
Capitalized software and property, plant and equipment	(3)	(10)

Free cash flow	$62	$56

Other Financial and Operational Highlights

First quarter highlights include:

  •
  A five-year agreement with Amdocs, Inc., to replace outdated processes and technology with a platform that will automate and integrate all phases of the production system, from order entry through distribution

  •
  Strong sales of new products, including awareness products and White Pages advertising

  •
  Introduction of bilingual directories, which include Spanish Yellow Pages, in three markets, the first of 10 planned for 2003

  •
  Submission of the Company's S-4 registration statement to the SEC in January, which was declared effective in April with the exchange offer completed last week.

First Quarter Conference Call

        A conference call will be held today, May 12, at 11 a.m. Eastern Daylight Time. The domestic dial-in number is 800-245-3043 and international dial-in number of 785-832-0326. Dex Media is the password. Please call 10 minutes in advance to facilitate an on-time start. The call will be broadcast on the Company's web site at www.dexmedia.com. A replay of the call will be available at 800-938-2488 in the U.S. or 402-220-9027 internationally through 5 p.m. EDT June 11, 2003.

        Please note:    All statements made by Dex Media East officers on this call are the property of Dex Media East and subject to copyright protection. Recording of the call is prohibited without the express written consent of Dex Media East.

About Dex Media East

        Dex Media East provides local and national advertisers with industry-leading directory, Internet and direct marketing solutions. As the official, exclusive publisher for Qwest Communications, Inc., Dex Media East publishes 151 directories in Colorado, Iowa, Minnesota, Nebraska, New Mexico (including El Paso, Texas), North Dakota and South Dakota. Now the sixth largest U.S. directory publisher, Dex Media East distributes 19 million print directories, reaching customers with accurate, complete and trusted information. Our information is also available online at qwestdex.com and on CD-ROM.

Safe Harbor for Forward-Looking and Cautionary Statements

        Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements. The following important factors could affect future results: continuing weakness in the U.S. economy; increased competitive pressure from other directory publishers; changes in interest rates or a reduction in the Company's cash flow that could impair the Company's ability to service its debt obligations; the Company's high level of indebtedness; and risks related to the start-up of new directories and media services.

        Other factors which could materially affect such forward-looking statements can be found in the Company's Registration Statement on Form S-4, including the risk factors. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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  Exhibit 99.1
Dex Media East LLC Reports First Quarter Financial Results
Company Generates Strong Free Cash Flow; Pre-pays $25 Million of Debt